UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 10, 2014, Eastman Chemical Company (the “Company”) issued a press release announcing its offering of $2,000,000,000 aggregate principal amount of notes. The offering of notes is expected to be completed on November 20, 2014. The Company intends to use the net proceeds to pay a portion of the cash consideration for its previously announced acquisition of Taminco Corporation (“Taminco”), repay certain outstanding indebtedness of Taminco and pay transaction expenses incurred in connection with the acquisition. A copy of the Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: November 10, 2014	By:	/s/ Mary D. Hall
Mary D. Hall Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated November 10, 2014